Exhibit 10.17

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 28, 2025, by and between BANC OF CALIFORNIA, a California state-chartered bank (“Bank”), and MAZE THERAPEUTICS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 27, 2022, as amended by that certain First Amendment and Waiver to Loan and Security Agreement dated as of March 25, 2024 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, collectively, the “Agreement”).

B. Borrower and Bank agree that Borrower has achieved the Funding Milestone.

C. Borrower and Bank wish to amend certain provisions of the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.
Incorporation. The foregoing preamble and recitals are incorporated herein by this reference.
2.
Amendments to the Agreement.
(a)
Section 2.1(c) of the Agreement is amended and restated as follows:

(c) Conversion into Term Loan. The aggregate principal amount of the Advances outstanding on the Revolving Maturity Date shall, at Borrower’s option, convert into a Term Loan (the “Term Loan”). Any Advances not converted to into a Term Loan shall be due and payable on the Revolving Maturity Date, together with any interest outstanding on such Advances. Any Term Loan that is outstanding on June 27, 2026, shall be payable in eighteen (18) equal monthly installments of principal, plus all accrued interest, beginning on July 27, 2026, and continuing on the same day of each month thereafter through the Maturity Date, at which time all amounts outstanding under this Agreement shall be immediately due and payable. Borrower may prepay all or any part of the Term Loan, but no amount, once repaid, may be reborrowed.

(b)
Section 2.3(b) of the Agreement is amended and restated as follows:

(b) Interest Rates. Except as set forth in Section 2.3(a), the Advances or Term Loan, as applicable, shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of: (A) 0.75% above the Prime Rate then in effect; and (B) 4.50%.

(c)
Section 2.3(c) of the Agreement is amended and restated as follows:

(c) Payments. Interest under the Revolving Line or Term Loan, as applicable, shall be due and payable on the 27th calendar day of each month during the term hereof. Borrower authorizes Bank to, at its option, charge such interest, all Bank Expenses, all Periodic Payments, and any other amounts due and owing in accordance with the terms of this Agreement against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

(d)
The following terms in Exhibit A of the Agreement are amended and restated as follows:

“Maturity Date” means December 27, 2027.

“Revolving Maturity Date” means June 27, 2026.

3.
General. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended, shall be and remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement and the security interest as granted as of the Closing Date continues without novation.
4.
Representations. Borrower represents and warrants that the representations and warranties contained in Section 5 of the Agreement are true and correct in all material respects as of the date hereof (provided, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date, and provided further that any representation or warranty that contains a materiality qualification therein shall be true and correct in all respects). No Event of Default has occurred and exists under the Agreement or any other Loan Document other than as provided in this Amendment. A true and correct copy of the certificate of incorporation and bylaws of Borrower, as in effect as of the date hereof, have been delivered to Bank.
5.
Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to any Borrower shall remain in full force and effect.
6.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
7.
Choice of Law. The terms of Section 11 of the Agreement are incorporated by reference herein, mutatis mutandis.
8.
Conditions. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:
(a)
this Amendment, duly executed by Borrower;
(b)
payment of all Bank Expenses, which, in each case, may be debited from any of Borrower’s deposit account maintained with Bank; and

(c)
such other documents and completion of such other matters, as Bank may reasonably request.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MAZE THERAPEUTICS, INC.

By: /s/ Jason Coloma

Name: Jason Coloma, Ph.D.

Title: Chief Executive Officer

BANC OF CALIFORNIA

By:/s/ Steve Kent

Name: Steve Kent

Title: Vice President